Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Middlefield Banc Corp. (the “Company”) on Form 10-Q for the period ending September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ronald L. Zimmerly, Jr., Chief Executive Officer, and Michael C. Ranttila, Chief Financial Officer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)         The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Ronald L. Zimmerly Jr.	By: /s/ Michael C. Ranttila

Ronald L. Zimmerly, Jr.	Michael C. Ranttila

Director, President and Chief Executive Officer	Executive Vice President - Chief Financial Officer and Treasurer

November 13, 2025

A signed original of this written statement required by Section 906 has been provided to Middlefield Banc Corp. and will be retained by Middlefield Banc Corp. and furnished to the Securities and Exchange Commission or its staff upon request.